Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$23,475,020
Unrealized Gain (Loss) on Market Value of Futures	(3,085,990)
Dividend Income	40,797
Interest Income	18,708
ETF Transaction Fees	4,200
Total Income (Loss)	$20,452,735

Expenses
General Partner Management Fees	$263,957
Professional Fees	30,465
Brokerage Commissions	56,177
Directors' Fees and insurance	2,767
SEC & FINRA Registration Expense	46,500
Total Expenses	399,866
Expense Waiver	(84,736)
Net Expenses	$315,130
Net Income (Loss)	$20,137,605

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/20	$413,495,048
Additions (900,000 Shares)	10,218,947
Withdrawals (2,900,000 Shares)	(32,740,040)
Net Income (Loss)	20,137,605

Net Asset Value End of Month	$411,111,560
Net Asset Value Per Share (36,400,000 Shares)	$11.29

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596